POWER OF ATTORNEY

	Joanne H. Raphael, the undersigned, who is deemed to be an executive officer of
PPL Corporation (the "Company"), a Pennsylvania corporation, hereby appoints
Jennifer L. McDonough, Elizabeth S. Duane and W. Eric Marr, and each of them, her true and lawful attorneys-in-fact to execute for the undersigned and file in her name all Securities and Exchange Commission ("SEC") forms regarding ownership of Company securities as required of the undersigned under the provisions of the Securities Act of 1933 and the Securities Exchange Act of
1934, each as amended, and regulations of the SEC.  The undersigned hereby grants to each such attorney full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capacities, any act and thing whatsoever required or necessary to be done for such purposes, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of each such attorney.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file such SEC forms, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 25th day of
January, 2021.

                                  /s/ Joanne H. Raphael
		                  ______________________________
			                  Joanne H. Raphael